Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Vista Gold Corp’s Registration Statement on Form S-3 of our report dated February 25, 2021, relating to the 2020 consolidated financial statements that appear in the Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

Denver, Colorado

July 7, 2021